                                                                  Exhibit 23.2

                          Independent Auditors' Consent

The Board of Directors
The Cooper Companies, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to a change in accounting for Goodwill and Other Intangible Assets.


/s/ KPMG LLP

San Francisco, California
August 13, 2003